UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 24, 2010
ANTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34637	20-1852016

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 856-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On March 24, 2010, the Board of Directors (the “Board”) of Anthera Pharmaceuticals, Inc. (the “Company”) adopted the Company’s Executive Incentive Bonus Plan (the “Bonus Plan”), which applies to certain key executive (the “Executives”) that are recommended by the Compensation Committee of the Board and selected by the Board.
     The Bonus Plan provides for bonus payments based upon the attainment of performance targets established by the Board and related to financial and operational metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), which would include the achievement of clinical study or operational milestones, results of clinical studies and achievement of specified financial metrics or objectives. Any bonuses paid under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals. The bonus formulas shall be adopted in each performance period by the Board and communicated to each Executive. No bonuses shall be paid under the Bonus Plan unless and until the Board makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Executives under the Bonus Plan based upon such other terms and conditions as the Board may in its discretion determine.
     Each Executive shall have a targeted bonus opportunity set for each performance period. The maximum bonus payable to an Executive under the Bonus Plan is 125% of the Executive’s bonus opportunity. The Performance Goals will be measured at the end of each fiscal year after the Company’s financial reports have been published or such other appropriate time as the Board shall determine. If the Performance Goals are met, payments will be made within 30 days thereafter, and if met for the previous fiscal year, not later than March 31. An Executive must be employed by the Company as of the payment date in order to receive a bonus payment, provided that the Board may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of an Executive’s termination of employment, retirement, death or disability.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2010	Anthera Pharmaceuticals, Inc.
	By:	/s/ Christopher P. Lowe
Christopher P. Lowe
Chief Financial Officer and Vice President of Administration

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